                                                                                            EXHIBIT 23.A

                                            INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Farmland Industries, Inc.:

We consent to the use of our reports,  incorporated  herein by  reference,  and to the  reference to our firm under the heading Experts in the Prospectus.  Our report on the consolidated  financial  statements refers to a change in accounting  method for  derivative  instruments  and hedging  activities  and to a change in accounting  method for planned major maintenance costs from the accrue-in-advance method to the direct expense method.

                                                                       KPMG PEAT MARWICK LLP

Kansas City, Missouri
November 27, 2001